Registration No. 333-121736

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTH AMERICA EDUCATION HOLDINGS INC.
 (Name of small business issuer in its charter)

Nevada	8200	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

NORTH AMERICA EDUCATION	CORPORATION TRUST COMPANY OF
HOLDINGS INC.	NEVADA
8788 McKim Way, Suite 2130	6100 Neil Road, Suite 500
Richmond, British Columbia	Reno, Nevada 89511
Canada V6X 4E2	(775) 688-3061
(604) 303-0337
(Address and telephone number of registrant's	(Name, address and telephone number of agent for
executive office)	service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [    ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	2,000,000	$0.10	$200,000	$100.00

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

NORTH AMERICA EDUCATION HOLDINGS INC.
Shares of Common Stock
500,000 minimum - 2,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. In the event that 500,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. If the minimum offering amount is not reached, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If at least 500,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be appropriated by us and used for the purpose as set forth in the Use of Proceeds section of this prospectus. Funds will be held in a separate account at Hong Kong, Shanghai Bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds.

There are no minimum purchase requirements and no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be sold by our officers and directors.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.10	$0.0500	$0.0500
Per Share - Maximum	$0.10	$0.0125	$0.0875
Minimum	$50,000	$25,000	$25,000
Maximum	$200,000	$25,000	$175,000

The difference between the Aggregate Offering Price and the Proceeds to Us is $25,000. The $25,000 will be paid to unaffiliated third parties for expenses connected with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

We are a start-up stage company. We have not started operations. We have not started our business other than to reserve a domain name and link it to The Education Institute of American Hotel & Lodging Association and leased office space. We are a company without revenues or operations, we have minimal assets and have incurred losses since inception. We intend to engage in the business of providing hospitality courses to universities, colleges, and learning institutions in Asia.

Our principal executive office is located at 8788 McKim Way, Suite 2130, Richmond, British Columbia, Canada V6X 4E2. Our telephone number is (604) 303-0337 and our registered agent for service of process is the Corporation Trust Company of Nevada, located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is October 31.

We have not started our business other than to reserve a domain name and link it to The Education Institute of American Hotel & Lodging Association. We will not begin operations until we have completed this offering. Information about our operations is forward looking and constitutes a plan for future operations. There is no assurance that we will ever begin operations.

The offering

Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	$25,000 assuming the minimum number of shares is sold. $175,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	25,000,000
Number of shares outstanding after the offering if all of the shares are sold	27,000,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of 7-31-2005	As of 10-31- 2004
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$-0-	$-0-
Total Liabilities	$500	$-0-
Stockholders Deficiency	$(500)	$-0-

	Nine months	Period from
	ended	10-8- 2004 (date of
	7-31-2005	inception) to 10-31-2004
	(Unaudited)	(Audited)
Income Statement
Revenue	$-0-	$-0-
Total Expenses	$500	$11,500
Net Loss	$(500)	$(11,500)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with NORTH AMERICA EDUCATION HOLDINGS INC.

1. If we do not raise at least the minimum amount of this offering, we will have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least the minimum amount from our offering, we will have to suspend or cease operations within twelve months.

2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated in October 2004 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $12,000 of which $2,000 is for audit and accounting fees and $10,000 is for legal fees. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to locate persons who are interested in our courses.
*	our ability to generate revenues through the marketing of our courses.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations. By suspend operations, here and throughout this prospectus, we mean we will have to temporarily stop our operations.

3. We are solely dependent upon the funds to be raised in this offering to operate our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available. If we need additional funds and are unable to obtain them, we will not be able to implement our plan of operation to the fullest extent which will result in less revenues for us.

We have not started our business other than to reserve a domain name and link it to The Education Institute of American Hotel & Lodging Association and leased office space. We need the proceeds from this offering to start our operations. If the minimum of $50,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the promotion of our courses. We may have to raise additional funds to complete further development of our business plan to achieve a sustainable levels where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. If we need additional funds and are not able to acquire them, we will not be able to implement our plan of operation to the fullest extent which will result in reduced revenues for us.

Risks associated with this offering:

4. Because our officers and directors will own more than 50% of the outstanding shares after this offering, they will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

Even if we sell all 2,000,000 shares of common stock in this offering, our officers and directors will still own 25,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, our officers and directors will be able to elect all of our directors and control our operations. Because investors will effectively not have the power to elect any directors to our board, our securities may not be in demand to the extent of other companies where control is not vested in a small group of individuals who have the power to elect all of the directors. As a result, the price and marketability of our shares could decrease.

5. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

6. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated there under which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

Our offering is being made on a self-underwritten $50,000 minimum, $200,000 maximum basis. The table below sets forth the use of proceeds if $50,000, $125,000 or $200,000 of the offering is sold.

	$50,000		$125,000	$200,000
Gross proceeds	$50,000	$	$125,000	$200,000
Offering expenses	$25,000		$25,000	$25,000
Net proceeds	$25,000		$100,000	$175,000

The net proceeds will be used as follows:

Travel Expenses	$5,000	$15,000	$25,000
Trade Shows	$5,000	$15,000	$25,000
Website	$3,000	$14,000	$25,000
Data Base	$1,000	$5,000	$10,000
Marketing and advertising	$5,000	$33,000	$60,000
Audit, accounting and filing fees	$5,000	$5,000	$5,000
Working capital	$1,000	$13,000	$25,000

The total cost of this public offering is $35,000. $25,000 from the proceeds of the offering will be used to pay the remaining expenses. $10,000 was previously paid to Conrad Lysiak, our attorney to prepare this registration statement. Of the $25,000, the amounts to be paid from the proceeds for expenses of the offering are: $10,000 for legal fees; $2,200 for printing our prospectus; $6,500 for audit and accounting fees; $2,000 for state securities registration fees; $3,000 for our transfer agent; $100 for filing fee, and, $1,200 for miscellaneous unforeseen expenses relating to the offering.

We intend to travel and promote our services at trade shows throughout Asia. Travel and attendance at trade shows will cost between $10,000 and $50,000. The more money we raise, the more extensively we can promote our self at trade shows.

We intend to develop a website and data basis. Our website will promote our services. We also intend to assemble a data base of universities, colleges and learning institutions that our officers have had previous contacts through other entities. We intend to expand the data base as we promote our operations. The estimated cost to develop and maintain the website is $3,000 to $25,000. The cost of the data base is $1,000 to $10,000. The data base will be used to accumulate information about former customers of officers and directors. None of the former customers of our officers and directors are related to us or our officers and directors, but are comprised of institutions our officers and directors furnished services to in the past. The variance in the price of the website and the price of the data base is related to the degree of sophistication of the website and the data base. We can begin operations with a relatively crude website for $3,000. The more cash we raise, the more sophisticated the website will become and the more it will cost to develop it. We believe that if we raise the maximum amount in this offering we can develop a website that will meet all our future needs.

Marketing and advertising will be focused on promoting our services in Asia to universities, colleges, learning institutions and business. The more funds we raise, the more extensive the promotion. We intend to promote ourselves through personal contact, newsletters, newspaper publications and correspondence. The cost of developing and implementing the campaign depends on how much we raise in this offering. We estimate the costs from $5,000 to $60,000.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail unrelated to advertising and marketing, stationary, accounting, acquisition of office equipment and supplies, expenses related to preparation of reports for filing with the SEC which are unrelated to this public offering, and general working capital.

DETERMINATION OF OFFERING PRICE

The following set forth all factors considered in the determining the offering price for the stock. The price of the shares we are offering was determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*	our relative cash requirements.
*	what we believe we can sell the shares for.

All of the factors were given equal weight. After considering all of the factors we arrived at an offering price of $0.10 per share.

DILUTION OF THE PRICE PURCHASERS OF SHARES PAY FOR OUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of July 31, 2005, the net tangible book value of our shares of common stock was nil per share based upon 25,000,000 shares outstanding. Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 27,000,000 shares to be outstanding as at July 31, 2005, will be $175,000 or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $ 0.094 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.006 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 26,500,000 shares to be outstanding as at July 31, 2005 will be $125,000 or approximately $0.005 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.095 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.005 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 26,000,000 shares to be outstanding as at July 31, 2005 will be $75,000, or approximately $0.003 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.097 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.003 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 25,500,000 shares to be outstanding as at July 31, 2005 will be $25,000 or approximately $0.001 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.099 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.001 per share.

After completion of this offering, if 2,000,000 shares are sold, purchasers in this offering will own approximately 7.41% of the total number of shares then outstanding shares for which they will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 92.59% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $11,500, or approximately $0.00046 per share.

After completion of this offering, if 1,500,000 shares are sold, purchasers in this offering will own approximately 5.66% of the total number of shares then outstanding shares for which they will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 94.34% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $11,500, or approximately $0.00046 per share.

After completion of this offering, if 1,000,000 shares are sold, purchasers in this offering will own approximately 3.85% of the total number of shares then outstanding shares for which they will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholder will own approximately 96.15% of the total number of shares then outstanding, for which he has made contributions of cash, totaling $11,500, or approximately $0.00046 per share.

After completion of this offering, if 500,000 shares are sold, purchasers in this offering will own approximately 1.96% of the total number of shares then outstanding shares for which they will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholder will own approximately 98.04% of the total number of shares then outstanding, for which he has made contributions of cash, totaling $11,500, or approximately $0.00046 per share.

Existing Stockholders if all of the Shares are Sold:

Price per share		$0.00046
Net tangible book value per share before offering	$	Nil
Net tangible book value per share after offering		$0.006
Increase to present stockholders in net tangible book value per share		0.006
after offering
Capital contributions		$11,500
Number of shares outstanding before the offering		25,000,000
Number of shares after offering assuming the sale of the maximum
number of shares		27,000,000
Percentage of ownership after offering		92.59%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.10
Dilution per share	$0.094
Capital contributions	$175,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	7.41%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.10
Dilution per share	$0.095
Capital contributions	$125,000
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	5.61%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.10
Dilution per share	$0.097
Capital contributions	$75,000
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	3.85%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.10
Dilution per share	$0.099
Capital contributions	$50,000
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	1.96%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum, 2,000,000 shares maximum basis. The offering price is $0.10 per share. Funds from this offering will be placed in a separate bank account entitled "North America Education Holdings, Inc." at the Hong Kong, Shanghai Bank, #2829-4500 Kingsway, Burnaby, British Columbia, Canada V5H 2A9. Its telephone number is (604) 438-6411. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. The name on the separate account will be North America Education Holdings Inc. Anita Tong, our president will control the account. Because the funds will not be placed in an escrow or trust account, they are subject to claims of our creditors. There is no assurance that Ms. Tong will be in a position to return the funds in the event of an unsuccessful offering. Our only creditor at this time are our officers and directors. They have agreed verbally, not to appropriate the funds to repay any debt owed to them. We will hold the funds in the account until we receive a minimum of $50,000 at which time we will appropriate for the purpose set. Any funds received by us thereafter will be immediately appropriated by us. If we do not receive the minimum amount of $50,000 within 180 days of the effective date of our registration statement, 90 additional days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution. Our officers and directors will not be permitted to purchase shares in this offering in order to reach the minimum offering amount.

We will sell the shares in this offering through one of our officers and directors Sally Chan. She will receive no commission from the sale of any shares. She will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New Jersey, Washington D.C. and/or outside the United States of America. We intend to register our shares in one or more of the foregoing jurisdictions only after this offering is declared effective by the SEC and only if we are required to do so by law.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $500,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, with an additional 90 days if we so choose.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement

2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to NORTH AMERICA EDUCATION HOLDINGS INC.

A copy of the subscription agreement is filed as an exhibit to this registration statement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on October 8, 2004. We have not started operations. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our business office is located at 8788 McKim Way, Suite 2130, Richmond, British Columbia, Canada V6X 4E2. Our telephone number is (604) 303-0337. We lease this space from Broadway Telecom Inc., an unaffiliated third party for CDN$1,152.80 per month.

We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering.

We have not started our business other than to reserve a domain name and link it to The Education Institute of American Hotel & Lodging Association and leased office space. We will not begin operations until we have completed this offering. Information about our operations is forward looking and constitutes a plan for future operations. There is no assurance that we will ever begin operations.

We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or services by the public.

Services

We intend to provide educational and training courses for students throughout Asia in hotel management. Our courses provide instruction in:

*	hotel management;

*	accounting;

*	housekeeping

*	restaurant management;

*	kitchen management;

*	room service procedure; and

*	food safety.

We also intend to sell educational resource materials which we prepare to support our course offerings and for sale to the general public. Our educational source material will be prepared and published by the American Hotel & Lodging Educational Institute, Lansing, Michigan.

We intend to support our educational training by providing our students with a series of outlines, magazines, books, cassette tapes, CDs, Web-based interactive discussions and learning tools and software programs. We intend to offer over 100 educational publications and software packages, which will be distributed to students registered in our educational programs and sold directly to the public.

Our Strategy

In order to enter and compete in the hospitality educational industry, we intned to implement a strategy that includes:

*

Increasing the number and type of our course offerings. We intend to continual increase the number and type of our educational course offerings in order to attract more students. New courses will further diversify our financial educational products and will include subjects which we believe are gaining in interest and popularity among students.

*	Expanding our markets outside of Asia. Consistent with our proposed initial Asian market, we intend to initially promote our operations in Asia. Our next proposed market will be Canada.

*

Marketing our materials and online courses. We intend to emphasize the direct marketing of educational products and reference materials to support our training programs. These products will be marketed on a stand alone basis through direct mail campaigns and promotions on our Web sites. We also intend to develop selected courses electronically, primarily online, as well as through traditional student-attended programs and classes. Our electronic courses will be used to supplement our existing courses and will be marketed using television infomercials developed and produced by us. Responses generated from our direct mail and infomercial campaigns will also be used to market our existing training programs and courses to those who responded.

*

Diversifying our media advertising. We intend to initial promote our operations through printed and database marketing. We intend to expand to television advertising and test new forms of marketing, including direct mail campaigns, e-mail campaigns and attending hospitality trade shows and conventions. We also intend to develop and produce infomercials to specifically market our reference materials and our electronic courses.

Educational Training

Following a free informational training session, we intend to offer our students a variety of educational courses which we call programs as well as educational materials. These programs provide the opportunity to students at universities, colleges or learning centers. Our trainers will take students step-by-step through a curriculum that stresses a broad range of hospitality areas. We will not have any specific educational requirements for our trainers, but we will require that they have will experience with respect to the subjects they teach and that they will have completed training programs which we provide that prepares them to teach their particular subjects. We have not entered into any negotiations or agreements with any institutions listed in this section and there is no assurance that we will ever enter any agreements with the institutions listed in this section. Again, we have not begun operations and will not begin operations until we completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

The fact that our programs will not be accredited by any organizations or institutions will not have any affect on our operations. The foregoing is based upon the opinion of management.

Intellectual Property

We will regard our educational materials and products, trademarks, service marks and trade symbols as proprietary. Since our products will be developed by third parties, the patent and trademark rights to the products will be held by the third party manufacturer. With respect to the courses we develop, other than the written materials which we will distribute, we intend to rely on proprietary rights, copyrights and trademarks, to protect our interests. We also intend to use employee and third-party non-competition and non-disclosure agreements and other contractual methods of protecting our proprietary rights to safeguard our intellectual property. We have not begun operations and will not begin operations until we completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations. Accordingly, we have not entered into any non-competition or non-disclosure agreements as of the date of this prospectus.

Currently, none of our officers and directors are subject to non-competition or non-disclosure agreements or any other contractual methods of protecting proprietary rights with any other entity.

Marketing

Once we begin operations, we intend to market our program primarily to universities, colleges and learning centers in Asia that do not have similar types of programs. Our program will result in the issuance of a diploma which is recognized in the hotel management industry. The diploma will be a certification that an individual has completed a hotel management program. Our program is not an accredited program that is included within a degree issued by a university. It is more closely related to a diploma issued by a technical institution. As such, we will not be competing with the universities and colleges. The cost of our advertising campaign will be from $1,000 to $60,000. We intend to initiate our marketing program two to three weeks after the completion of this offering. Marketing and advertising will be focused on promoting our services in Asia to universities, colleges, learning institutions and businesses. The more funds we raise, the more extensive the promotion. We intend to promote ourselves through personal contact, newsletters, newspaper publications, correspondence, and on our website.

Competition

Since our only activity to date is reserving a domain name and leasing office space, we do not compete with anyone. Once we begin operations, because we are small and in a start-up phase, we will face stiff competition from other educational organizations that have far more capital than we do. Our competitive position within our industry is currently nil and upon initiation of operations will be negligible in light of the fact that we will have just initiated operations. Older, well established educational organizations with records of success will attract qualified clients away from us. There are numerous competitors within our field. Since we have not started operations, we cannot compete with anyone on the basis of reputation. We intend to promote our self to universities, colleges and learning institutions with which our officers have had previous contacts through other entities. We do expect to compete on the basis of price and services. In order to compete, it will be incumbent upon us to be successful in our start-up phase with the limited number of candidates and customers we attract.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our officers and directors. Our operations will be conducted by our officers and directors until such as we determine we need additional help. If and when we decide we need additional help, we will hire additional employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We have not begun operations and will not begin operations until we completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin selling our products. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we do not initiate our course program or are unable to attract enough students, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. To implement growth we need purchasers of our products and services. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We will be buying products from third parties for resale. We will place an order for the products upon receipt of an order from a student together his payment therefore. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

We intend to accomplish our goals through the following milestones during the next twelve months:

1.

Complete our public offering. We believe that we will raise sufficient capital to begin our operations. We believe this could take up to 180 days from the date our prospectus. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we intend to develop our website. The cost of developing will be between $3,000 and $25,000, depending upon the amount of money we raise. The more money we raise, the more sophisticated the website will be. We estimate it will take 60 days to have our website operational. After completing the offering, we will begin assembling a data base of universities, colleges and learning institutions that our officers have had previous contacts through other entities. The estimated cost to develop and maintain the database is $1,000 to $10,000.

3.

Within 60 days of completing our offering we will begin our marketing program Marketing and advertising will be focused on promoting our services in Asia to universities, colleges, learning institutions and business. The more funds we raise, the more extensive the promotion. We intend to promote ourselves through personal contact, newsletters, newspaper publications, correspondence, and on our website. The cost of developing and implementing the campaign depends on how much we raise in this offering. We estimate the costs from $5,000 to $60,000.

4.

Within 90 days from completing our public offering, we will begin traveling and attending trade shows. We intend to travel and promote our services at trade shows throughout Asia. Travel and attendance at trade shows will cost between $10,000 and $50,000.

We have no idea if and when we will generate revenues.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

We will not conduct any business until we raise the minimum amount of this offering.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to a lack of customers. We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on October 8, 2004 to July 31, 2005

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan. We have reserved a domain name www.hoteltraining.org and linked it to The Educational Institute of the American Hotel & Lodging Association website at www.ei-ahla.org that also publishes the written material we will be distributing to our students. We have no affiliation with the Educational Institute of American Hotel & Lodging Association other than our intention to acquire material for resale to our students. Our loss since inception is $12,000 of which $10,000 is for legal fees and $2,000 for audit and accounting fees. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 90 days after we complete this offering.

Since inception, we sold 25,000,000 shares of common stock to officers and directors for $11,500.

Liquidity and capital resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

In October 2004, we issued 25,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of July 31, 2005, our total assets were $-0- and our total liabilities were $500.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Anita Tong	28	president, chief executive officer, treasurer, and a
140-8380 Landsdowne Road #311(1)		member of the board of directors
Richmond, British Columbia
Canada V6X 3M6

Sally Chan	52	vice-president, secretary, and a member of the
140-8380 Landsdowne Road #311(1)		board of directors
Richmond, British Columbia
Canada V6X 3M6

(1)     The address provided is located at Lee Fong's Mailboxes Etc. Centre at Lansdowne Village Square.

The persons named above has held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Anita Tong has been our president, chief executive officer, treasurer, and a member of our board of directors since our inception on October 8, 2004. From November 2003 to October 2005, Ms. Tong was a director and general administrator for North America International Institute (HK) Ltd. which is engaged in the business of training and educating professionals in the hotel industry. Ms. Tong acts as the administrative main link between American Hotel & Lodging Association and North America International Institute and is personally responsible for in sourcing new programs from other schools. We have reserved a domain name www.hoteltraining.org and linked it to The Educational Institute of the American Hotel & Lodging Association website at www.ei-ahla.org that also publishes the written material we will be distributing to our students. We have no affiliation with the Educational Institute of American Hotel & Lodging Association other than our intention to acquire material for resale to our students. From March 2001 to January 2004, Ms. Tong was an academic administrator for hospitality program faculty of Manhattan International Institute, Vancouver, British Columbia. Manhattan International Institute is engaged in the business of training personnel for the hotel industry. From April 1999 to March 2001, Ms. Tong was attending Central Michigan University where she obtained a Master of Science degree in Administration. Ms. Tong will devote 90% of her time to our operations.

Sally Chan has been vice-president, secretary, and a member of our board of directors since our inception on October 8, 2004. Since November 2003, Ms. Chan has been a director of North America International Institute (HK) Ltd. which is engaged in the business of training and educating professionals in the hotel industry. We have reserved a domain name www.hoteltraining.org and linked it to The Educational Institute of the American Hotel & Lodging Association website at www.ei-ahla.org that also publishes the written material we will be distributing to our students. We have no affiliation with the Educational Institute of American Hotel & Lodging Association other than our intention to acquire material for resale to our students. Since November 2003, Ms. Chan has been secretary of North America Educational Institute Inc. (Taiwan) Inc. which is engaged in the business of training and educating professionals in the hotel industry. From December 2001 to January 2004, Ms. Chan was a director of Manhattan International Institute, Vancouver, British Columbia. Manhattan International Institute is engaged in the business of training personnel for the hotel industry. From June 2001 to December 2001, Ms. Chan was administrator of student affairs. From August 1999 to June 2001, Ms. Chan was student program coordinator for Universal Education Consultant Inc., Vancouver, British Columbia. Universal Education Consultants is engaged in the business of education consulting services. Ms. Chan will devote 90% of her time to our operations.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Conflicts of Interest

There are no conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on October 8, 2003 through October 31, 2004, for our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table
						Long-Term Compensation
		Annual Compensation				Awards	Payouts
						Securities
				Other	Under	Restricted		Other
				Annual	Options/	Shares or		Annual
Names				Compen-	SARs	Restricted	LTIP	Compen-
Executive Officer and	Year	Salary	Bonus	sation	Granted	Share/Units	Payouts	sation
Principal Position	Ended	(US$)	(US$)	(US$)	(#)	(US$)	(US$)	(US$)

Anita Tong	2004	0	0	0	0	0	0	0
President, Treasurer,	2003	0	0	0	0	0	0	0
Director	2002	0	0	0	0	0	0	0

Sally Chan	2004	0	0	0	0	0	0	0
Vice President,	2003	0	0	0	0	0	0	0
Secretary, Director	2002	0	0	0	0	0	0	0

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as members of the board of directors.

Indemnification

Under our articles of incorporation, bylaws and Nevada statutes, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering .The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
	Number of	Percentage of	After Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold

Anita Tong	12,500,000	50.00%	12,500,000	46.30%
140-8380 Landsdowne Road #311(1)
Richmond, British Columbia
Canada V6X 3M6

Sally Chan	12,500,000	50.00%	12,500,000	46.30%
140-8380 Landsdowne Road #311(1)
Richmond, British Columbia
Canada V6X 3M6

All officers and all	25,000,000	100.00%	25,000,000	92.60%
directors as a group (2 persons)

(1)     The address provided is located at Lee Fong's Mailboxes Etc. Centre at Lansdowne Village Square.

[2]     The persons named above may be deemed to be "parents" and "promoters" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his or her direct and indirect stock holdings. Messrs. Tong and Chan are our only "promoters."

Future sales by existing stockholders

A total of 25,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are two holders of record for our common stock. The record holders are our officers and directors who own 25,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 92.59% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Shares available for sale under Rule 144 of the Securities Act of 1933

A total of 25,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Beginning October 8, 2005, each of our officers and directors may sell up to 1% of the total outstanding shares every three months provided that (1) current public information is available about us; (2) the shares have been fully paid for at least one year; (3) the shares are sold in a brokers' transaction or through a market-maker; and, (4) the seller files a Form 144 with the SEC. Assuming the sale of the maximum number of shares in this offering, each of our officers and directors could sell up to 270,000 shares (collectively 540,000 shares) every three months beginning October 8, 2005.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Las Vegas, Nevada 89120. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In October 2004, we issued a total of 12,500,000 shares of restricted common stock to Anita Tong, our president, in consideration of $5,750.00 and 12,500,000 shares of restricted common stock to Sally Chan, our vice president, in consideration of $5,750.00.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to October 31, 2004, included in this prospectus have been audited by Morgan & Company, Chartered Accountants, #1488 - 700 West Georgia Street, Vancouver, British Columbia, Canada V7Y 1A1 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis. The preparer of the statements will not be the same firm that audits the financial statements.

Our financial statements from inception to July 31, 2005 immediately follow:

NORTH AMERICA EDUCATION HOLDINGS INC.
(A Development Stage Company)

BALANCE SHEET
(Unaudited)
(Stated in U.S. Dollars)

	JULY 31	OCTOBER 31
	2005	2004

ASSETS	$-	$-

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

Accounts Payable And Accrued Liabilities	$500	$-

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares with a par value of $0.00001

Issued:
25,000,000 common shares	250	250

Additional paid-in capital	11,250	11,250

Deficit Accumulated During The Development Stage	(12,000)	(11,500)

	-	-

	$-	$-

See accompanying notes

NORTH AMERICA EDUCATION HOLDINGS INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS
(Unaudited)
(Stated in U.S. Dollars)

	FOR	FOR	PERIOD FROM
	THE	THE	DATE OF
	THREE	NINE	INCEPTION
	MONTHS	MONTHS	OCTOBER 8
	ENDED	ENDED	2004 TO
	JULY 31,	JULY 31,	JULY 31
	2005	2005	2005

Expenses
Professional fees	$-	$500	$12,000

Loss For The Period	$-	$500	$(12,000)

Loss Per Share	$(0.00)	$(0.00)

Weighted Average Number Of Shares Outstanding
	25,000,000	25,000,000

See accompanying notes

NORTH AMERICA EDUCATION HOLDINGS INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
(Unaudited)
(Stated in U.S. Dollars)

	FOR THE	PERIOD FROM
	NINE MONTHS	DATE OF
	ENDED	INCEPTION
	NOVEMBER 1	OCTOBER 8
	2004 TO	2004 TO
	JULY 31,	JANUARY 31
	2005	2005

Cash Flows From Operating Activity
Loss for the period	$(500)	$(12,000)

Changes In Non-Cash Operating Assets And Liabilities
Increase in accounts payable and accrued liabilities	500	500
Net-Cash From Operating Activities	-	(11,500)

Cash Flows From Financing Activity
Issue of share capital	-	11,500

Decrease In Cash And Cash, End Of Period	$-	$-

See accompanying notes

NORTH AMERICA EDUCATION HOLDINGS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JULY 31, 2005
(Unaudited)
(Stated in U.S. Dollars)

1.	NATURE OF OPERATIONS

a)	Organization and Basis of Presentation

The Company was incorporated in the State of Nevada, U.S.A., on October 8, 2004. The fiscal year end of the Company is October 31.

The financial statements as of JULY 31, 2005 and for the three months then ended included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the October 31, 2004 audited financial statements and notes hereto.

b)	Development Stage Activities and Continuing Operations

The Company is in the development stage and has not yet commenced its proposed business operations. These financial statements have been prepared on a going concern basis. The Company intends to provide hospitality education courses to universities, colleges and learning institutions in Asia. Successful completion of the Company' s proposed business operations is dependent upon obtaining adequate financing and achieving a level of profitable operations in the future. The outcome of these matters cannot be predicted with certainty at this time.

2.	COMPARATIVE FIGURES

The Company was incorporated on October 8, 2004. There are no comparative figures for the three and nine months ended July 31, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors
North America Education Holdings Inc.
(A development stage company)

We have audited the accompanying balance sheet of North America Education Holdings Inc. (a development stage company) as at October 31, 2004 and the related statements of operations, cash flows, and stockholders' equity for the period from October 8, 2004 (date of inception) to October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Company has not generated significant revenues or profits to date. This factor, among others, may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its proposed operations and its ability to obtain additional sources of capital and financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at October 31, 2004 and the results of its operations and its cash flows for the period from October 8, 2004 (date of inception) to October 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Vancouver, Canada	"Morgan & Company"

November 23, 2004	Chartered Accountants

NORTH AMERICA EDUCATION HOLDINGS INC.
 (A Development Stage Company)

BALANCE SHEET

OCTOBER 31, 2004
 (Stated in U.S. Dollars)

ASSETS	$-

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares with a par value of $0.00001

Issued:
25,000,000 common shares	$250

Additional paid-in capital	11,250

Deficit Accumulated During The Development Stage	(11,500)

$-

See accompanying notes

NORTH AMERICA EDUCATION HOLDINGS INC.
 (A Development Stage Company)

STATEMENT OF OPERATIONS
 (Stated in U.S. Dollars)

	PERIOD FROM	PERIOD FROM
	DATE OF	DATE OF
	ORGANIZATION	INCEPTION
	OCTOBER 8	OCTOBER 8
	2004 TO	2004 TO
	OCTOBER 31	OCTOBER 31
	2004	2004

Expenses
Professional fees	$11,500	$11,500

Loss For The Period	$(11,500)	$(11,500)

Loss Per Share	$(0.00)

Weighted Average Number Of Shares Outstanding	25,000,000

See accompanying notes

NORTH AMERICA EDUCATION HOLDINGS INC.
 (A Development Stage Company)

STATEMENT OF CASH FLOWS
 (Stated in U.S. Dollars)

	PERIOD FROM	PERIOD FROM
	DATE OF	DATE OF
	ORGANIZATION	INCEPTION
	OCTOBER 8	OCTOBER 8
	2004 TO	2004 TO
	OCTOBER 31	OCTOBER 31
	2004	2004

Cash Flows From Operating Activity
Loss for the period	$(11,500)	$(11,500)

Cash Flows From Financing Activity
Issue of share capital	11,500	11,500

Decrease In Cash And Cash, End Of Period	$-	$-

See accompanying notes

NORTH AMERICA EDUCATION HOLDINGS INC.
 (A Development Stage Company)

STATEMENT OF SHAREHOLDERS' EQUITY

OCTOBER 31, 2004
 (Stated in U.S. Dollars)

	COMMON STOCK			DEFICIT
				ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

October 8, 2004 - Shares issued
for cash	25,000,000	$250	$11,250	$-	$11,500
Loss for the period	-	-	-	(11,500)	(11,500)

Balance, October 31, 2004	25,000,000	$250	$11,250	$(11,500)	$-

See accompanying notes

NORTH AMERICA EDUCATION HOLDINGS INC.
 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2004
 (Stated in U.S. Dollars)

  NATURE OF OPERATIONS

  a)       Organization

  The Company was incorporated in the State of Nevada, U.S.A., on October 8, 2004. The fiscal year end of the Company is October 31.

  b)       Development Stage Activities and Continuing Operations

  The Company is in the development stage and has not yet commenced its proposed business operations. These financial statements have been prepared on a going concern basis. The Company intends to provide hospitality education courses to universities, colleges and learning institutions in Asia. Successful completion of the Company's proposed business operations is dependent upon obtaining adequate financing and achieving a level of profitable operations in the future. The outcome of these matters cannot be predicted with certainty at this time.

  SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

  a)       Development Stage Company

  The Company is a development stage company as defined in the Statement of Financial Accounting Standards No. 7 - "Accounting and Reporting by Development Stage Enterprises". The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

NORTH AMERICA EDUCATION HOLDINGS INC.
 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

OCTOBER 31, 2004
 (Stated in U.S. Dollars)

  SIGNIFICANT ACCOUNTING POLICIES (Continued)

  b)       Income Taxes

  The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  c)       Basic Loss Per Share

  The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. - "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share is not provided as the effect would be anti-dilutive.

  d)       Foreign Currency Translation

  The functional currency is the United States dollar. Assets and liabilities measured in foreign currencies are translated into United States dollars using exchange rates in effect at the balance sheet dates with revenue and expense transactions translated using the average exchange rates prevailing in the period. Foreign currency transaction gains and losses are included in the statement of operations.

Until ___________________, 2005, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 4 of the Articles of Incorporation filed as Exhibit 3.1 to the Registration Statement.

2.	Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

Based upon the foregoing, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$100
Printing Expenses	2,000
Audit/administrative Fees and Expenses	1,500
Blue Sky Fees/Expenses	7,000
Legal Fees/ Expenses	20,000
Transfer Agent Fees	3,000
Miscellaneous Expenses	1,400
TOTAL	$35,000

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Anita Tong	October 8, 2004	12,500,000	$5,750
140-8380 Landsdowne Road #311(1)
Richmond, British Columbia
Canada V6X 3M6

Sally Chan	October 8, 2004	12,500,000	$5,750
140-8380 Landsdowne Road #311(1)
Richmond, British Columbia
Canada V6X 3M6

(1)     The address provided is located at Lee Fong's Mailboxes Ect. Centre at Lansdowne Village Square.

We issued the foregoing restricted shares of common stock to our officers and directors pursuant to Section 4(2) of the Securities Act of 1933.They are sophisticated investors and in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 27.     EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1*	Lease Agreement with Broadway Telecom Inc.
23.1	Consent of Morgan & company, Chartered Accountants.
23.2	Consent of Conrad C. Lysiak, Esq.
99.1*	Subscription Agreement.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Richmond, British Columbia, Canada, on this 9th day of December, 2005.

NORTH AMERICA EDUCATION HOLDINGS INC.

BY:	/s/ Anita Tong
Anita Tong, President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Anita Tong, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Anita Tong	President, Principal Executive Officer, Treasurer,	December 9, 2005
Anita Tong	Principal Financial Officer, Principal Accounting Officer, and a member of the Board of Directors.
December 9, 2005
/s/ Sally Chan	Vice President, Secretary and a member of the
Sally Chan	Board of Directors.